Exhibit 99.4

[LETTERHEAD OF MERRILL LYNCH INTERNATIONAL]

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated August 5, 2015, to the Board of Directors of OCI N.V. (“OCI”) as Annex J to, and reference thereto under the headings “Summary—Opinion of OCI’s Financial Advisors” and “The Combination—Opinion of OCI’s Financial Advisors” in, the proxy statement/prospectus of CF Industries Holdings, Inc. and the shareholders circular/prospectus of OCI, relating to the proposed transaction involving OCI and CF Industries Holdings, Inc., which form a part of the Registration Statement on Form S-4 of Darwin Holdings Limited (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Merrill Lynch International

MERRILL LYNCH INTERNATIONAL

November 6, 2015